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                             THE CARE GROUP, INC.

         SUBSCRIPTION AGREEMENT made as of this 14 day of March, 1997 between The Care Group, Inc., a Delaware corporation with its principal offices at One Hollow Lane, Lake Success, New York (the "Company") and the undersigned (the "Subscriber").

         WHEREAS, the Company desires to issue a minimum of ten (10) and a maximum of forty (40) Units in a private placement solely to "accredited investors" as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended, each Unit consisting of forty thousand (40,000) shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock"), and forty thousand (40,000) warrants (the "Warrants") in the form attached hereto as Exhibit A on the terms and conditions hereinafter set forth and the Subscriber desires to acquire that number of Units set forth on the signature page hereof.

         NOW, THEREFORE, for and in consideration of the promises and the mutual conventants hereinafter set forth, the parties hereto do hereby agree as follows:

         I. SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND CONVENANTS OF SUBSCRIBER

                  1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $50,000 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Units as it may, in its sole desecration, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to the Company, by wire transfer to an account maintained by the Company, or by surrender of notes of the company valued at the principal amount of such notes, or any combination thereof, contemporaneously with the execution and delivery of this Subscription Agreement. The Warrants and certificates for the Shares will be delivered by the Company within ten (10) days following the Termination Date as defined in
Article III hereof. The Subscriber understands however, that this purchase of Units is contingent among other things upon the Company making sales of a minimum of 10 Units prior to the Termination Date.

                  1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk including those disclosed in the private offering memorandum dated ______, 1997 (the "Private Offering Memorandum").

                  1.3 The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), and that he is able to bear the economic risk of an investment in the Units.

                  1.4 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

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                  1.5 The Subscriber acknowledges receipt and careful review of the Private Offering Memorandum and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he had requested or desired to know, that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representative of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.

                  1.6 The Subscriber acknowledges that this offering of Units has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Act. The Subscriber represents that the Shares and Warrants comprising his Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

                  1.7 The Subscriber understands that the Shares and Warrants comprising the Units have not been registered under Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period , such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                  1.8 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Act. The Subscriber understand that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the Act, with the exception of certain registration rights discussed elsewhere. The Subscriber consents that the Company may, if it desires, permit the transfer of the securities comprising the Units or issuable upon the exercise of the Warrants out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

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                  1.9 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares and Warrants comprising his Units and the Common Stock issuable upon exercise of such Warrants (collectively, the "Warrant Shares") stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

                  1.10 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

                  1.11 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

                  1.12 The Subscriber acknowledges that at such time, if ever, as his Shares and Warrant Shares are registered, sales of such securities will be subject to state securities laws, including those of New Jersey which require any securities sold in New Jersey to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

                  1.13 The Subscriber will not, upon the completion of this offering, own 10% or more of the Company's outstanding Common Stock, or is the Subscriber aware of any other Subscriber in this offering who will own 10% or more of the company's outstanding Common Stock.

                  1.14 The Subscriber has not entered into any voting agreement or any other agreement or understanding, whether oral or written, thereby he has agreed to vote his Common Stock with any other Subscriber nor has the Subscriber given another Subscriber power of attorney to vote his shares of Common Stock.

                  1.15 The Subscriber is purchasing the Units with his own assets and is not acting as nominee for any company or other Subscriber.

                  1.16 The Subscriber understands that if he is found to be in violation of the representations set forth in 1.14 through 1.15 above, the Company may be subject to penalties from the Department of Health of the State of New York, including, but not limited to, imposition of fines and loss of its license.

         II. REPRESENTATIONS BY THE COMPANY

                  The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

                  (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct and is qualified to do business in New York.


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                  (b) At the time of the Closing Date the execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units and the securities contained therein will have been duly taken and approved.

                  (c) The Shares and Warrants comprising the Units have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will, in the case of the Warrants, be valid and binding obligations of the company enforceable in accordance with their respective terms and, in the case of the Shares, be fully paid and nonassessable.

                  (d) The company will at all times during the term of the Warrants have authorized and reserved a sufficient number of shares of Common Stock to provide for exercise of the Warrants.

                  (e) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith except where failure to obtain or comply with such licenses, permits or other governmental authorizations would not materially adversely affect the business, property, financial condition or operations of the Company.

                  (f) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial conditions or operations of the Company other than as set forth in the Private Offering Memorandum.

                  (g) The Company is not in violation of or default under, nor with the execution and delivery of this Subscription Agreement, the issuance of the Shares or the Warrants, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under the certificate or incorporation or by-laws, in the performance or observance of any material obligations, agreement, convenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation or any material order, rule, regulations, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign, except for violations and defaults which would not materially adversely affect the business, property, financial condition or operations of the Company.

                  (h) The financial information contained or incorporated in the Private Offering Memorandum previously furnished by the Company to the Subscriber presents fairly the financial condition of the Company as of the date and for the periods indicated.

         III. TERMS OF SUBSCRIPTION

                  3.1 The subscription period will begin as of March 14, 1997 and will terminate at 11:59 PM Eastern Daylight Savings Time on May 31, 1997, unless extended by the Company until the first to occur of (i) the expiration of an additional sixty (60) days or (ii) the sale of all forty (40) Units offered by the Company (the "Termination Date"). Of the Units, 10 will be offered on an all or none basis and the remaining 30 Units will be offered an a "best efforts" basis as more particularly set forth in the Private Offering Memorandum.

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                  3.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated on the signature page of this Agreement.

                  3.3 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

         IV. CONDITIONS TO CLOSING

                  4.1 The Company shall have furnished to Subscriber a Registration Rights Agreement substantially in the form of Exhibit A attached hereto.

                  4.2 The Company shall have delivered a certificate executed by its Chief Financial Officer, dated the Closing Date, and certifying that all of the Company's representations and warranties made in this Agreement are true and correct as of the Closing Date.

                  4.3 The Company shall have prior to or simultaneously with the closing sold at least 10 Units.

         V. MISCELLANEOUS

                  5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, One Hollow Lane, Lake Success, New York 11042, Attention: Mr. Pat Celli, Chief Financial Officer, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

                  5.2 The Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                  5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understanding of any and every nature among them.

                  5.4 NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS THEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY AGREE THAT ANY DISPUTE WHICH MAY ARISE BETWEEN THEM ARISING OUT OF OR IN CONNECTION WITH THIS

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

SUBSCRIPTION AGREEMENT SHALL BE ADJUDICATED BEFORE A COURT LOCATED IN NEW YORK CITY AND THEY HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK AND OF THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY ACTION OR LEGAL PROCEEDING COMMENCED BY ANY PARTY, AND IRREVOCABLY WAIVE ANY OBJECTION THEY NOW OR HEREAFTER MAY HAVE RESPECTING THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH A COURT RELATING TO OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY ACTS OR OMISSIONS RELATING TO THE SALE OF THE SECURITIES HEREUNDER, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS AS THE UNDERSIGNED SHALL FURNISH IN WRITING TO THE OTHER.

                  5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the Purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                  5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

                  5.7 It is agreed that a waiver by either party of a breach of any provisions of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach of that same party.

                  5.8 This parities agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purpose and intent of this Subscription Agreement.










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         IN WITNESS WHEREOF, the parties have executed the Subscription
Agreement as of the day and year first written above.


                                         Edgewater Private Equity Fund, II, LP
-------------------------------------    -------------------------------------
Signature of Subscriber(s)               by:
                                         by:


                                         /s/ James A. Gorden
-------------------------------------    -------------------------------------
Name of Subscriber(s)                    by: James A. Gorden, President
(please print)


666 Grand Ave Suite 200, Des Moines, Iowa 50309
------------------------------------------------------------------------------
Address of Subscriber(s)


42-1446140
-------------------------------------    -------------------------------------
Social Security or Taxpayer
Identification Number of Subscriber(s)


Ten (10)
-------------------------------------
Number of Units Subscribed For



*IF SUBSCRIBER IS A REGISTERED REPRESENTATIVE WITH AN NASD MEMBER FIRM, HAVE THE FOLLOWING ACKNOWLEDGMENT SIGNED BY THE APPROPRIATE PARTY:


The undersigned NASD member firm
acknowledges receipt of the notice
required by Article 3, Sections 28(s)       Subscription Accepted:
and (b) of the Rules of Fair Practice.

                                            THE CARE GROUP, INC.


                                            By: /s/ Pat Celli
-------------------------------------       ----------------------------------
Name of NASD Member Firm                    Pat Celli, Chief Financial Officer


by:
-------------------------------------
authorized officer

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